CONSULTING AGREEMENT

         This  CONSULTING  AGREEMENT,  dated  as of  August  1,  1996,  with  an effective date of June 1, 1996 (the "Effective Date"), is between Cheung Laboratories, Inc., a Maryland corporation (the "Company"), and NACE Resources, Inc., a Delaware corporation (the "Consulting Firm").
                                   WITNESSETH
         WHEREAS, since the Effective Date, the Consulting Firm has provided consulting services to the Company with respect to the development and application of the Company's products and proprietary technology (the "Prior Consulting Services");
         WHEREAS, the Company desires to compensate the Consulting Firm for the Prior Consulting Services and to engage the Consulting Firm to provide consulting services in the future in accordance with the terms of this Agreement.
         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Company and the Consulting Firm hereby agree as follows:
         1.       Term.
                  The Company hereby engages the Consulting Firm, and the Consulting Firm hereby agrees to perform services for the Company, in accordance with this Agreement, for an initial term of one (1) year commencing on the Effective Date (the "Initial Term"), unless terminated earlier in accordance with Section 5 hereof. The term of this Agreement shall be automatically extended for an unlimited number of one year renewal terms (each, a "Renewal Term"), unless terminated in accordance with Section 5 hereof or by either party upon written notice given thirty (30) days prior to the end of the Initial Term or any Renewal Term.
         2.       Duties of the Consulting Firm.
                  (a) The Consulting Firm hereby agrees to cause Stuart Fuchs (the "Designated Consultant") to provide such advisory and consulting services to the Company and its Affiliates as may be requested from time to time by the Board of Directors or the President of the Company with respect to the development and application of the Company's products and proprietary technology. In addition, to the extent requested from time to time by the Board of Directors or President of the Company, the Consulting Firm will coordinate the activities of an advisory committee of scientific and medical professionals to assist in the development of and application of the Company's products and

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proprietary  technology.  The  Consulting  Firm shall not change,  substitute or replace the Designated Consultant without the express written consent of the Company. As used in this Agreement, the term "Affiliate" means any corporation or other business organization that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Company.
                  (b) The Consulting Firm shall cause the Designated Consultant to devote such time as shall be necessary to the performance of the Consulting Firm's duties and responsibilities hereunder, but in no event less than 32 hours in each of 48 weeks per year during the term of this Agreement. Commencing January 1, 1997, Designated Consultant shall provide to the Company a monthly report detailing the time spent working on behalf of the Company during the previous month.
                  (c) Nothing contained herein shall constitute the Designated Consultant an employee or agent of the Company or any of its Affiliates but the relationship of the Consulting Firm to the Company shall be one of an independent contractor. Any other provision of this Agreement to the contrary notwithstanding, neither the Consulting Firm nor the Designated Consultant shall not have the authority to enter into any agreement on behalf of, or otherwise bind, the Company or any of its Affiliates, without the prior written consent of the Company.
         3.       Compensation.
                  (a) For the Prior Consulting Services, the Company shall pay to the Consulting Firm an aggregate of $75,000, all of which has been paid by the Company to the Consulting Firm on or prior to the date of this Agreement.
                  (b) For its services under Section , the Company shall pay the Consulting Firm compensation in an amount equal to $20,000 per month (the "Current Compensation"), commencing August 1, 1996, of which $5,000 per month (the "Deferred Compensation") shall be deferred until the completion after the date of this Agreement of any debt or equity financings providing in the aggregate gross proceeds to the Company of at least $5,000,000, whereupon the aggregate Deferred Compensation shall be immediately payable to the Consulting Firm in full. The Current Compensation shall be payable in arrears on the first business day of each calendar month during the term of this Agreement.
                  (c) The Company shall pay the Consulting Firm eight percent (8%) of any direct or indirect cash contributions or cash payments to the company, resulting from the Consulting Firm or the Designated Consultant introducing the Company and the contributor, and that are deductible by the contributor or payor under 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Contingent Compensation"), payable

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promptly  upon the  direct  or  indirect  receipt  by the  Company  of such cash contributions or cash payments.

         4.       Reimbursement of Expenses.
                  The Company shall pay the Consulting Firm for its reasonable out-of-pocket expenses incurred in the performance of the Consulting Firm's duties hereunder, upon submission of an adequate accounting for such expenses in accordance with the Company's policies form time to time in effect.
         5.       Termination.
                  This Agreement shall terminate upon the first to occur of the following:
                  (a) Commencing June 1, 1997, either party may terminate this Agreement, without cause or penalty, by delivering to other party written notice of the termination thirty (30) days prior to the termination.
                  (b) The Designated Consultant's death or, at the Company's election, the Designated Consultant's disability. For purposes of this Agreement, the Designated Consultant shall be deemed to be "disabled" if (1) for medical (including psychological) reasons he has been unable to perform his duties hereunder for 30 consecutive days or 60 days in any 12 month period and
(2) it shall have been certified to the Company, by a medical doctor or other expert approved by the Company in writing, that the disability will substantially impair the Designated Consultant's abilities to perform his duties as contemplated hereby for the remainder of the term of this Agreement. The Company, in its sole discretion, shall be entitled to require the Designated Consultant to submit to an examination by a medical doctor or expert to determine disability. Failure of the Designated Consultant to submit to such an examination shall constitute a default hereunder.
                  (c) Termination of this Agreement "for cause" by the Board of Directors of the Company. Termination "for cause" shall be limited solely to termination by action of the Board of Directors of the Company because of: (i) the negligence, willful misconduct or malfeasance of the Consulting Firm in the performance of its obligations under this Agreement; (ii) breach of the Agreement; (iii) the perpetration by the Consulting Firm or the Designated Consultant of a fraud against the Company or any of its Affiliates; (iv) the filing of a bankruptcy petition or assignment for the benefit of creditors by the Consulting Firm or the Designated Consultant; or (iv) the conviction of the Consulting Firm or the Designated Consultant for any felony. Termination for cause shall occur upon delivery to the consulting firm of a notice of such action by the Board of Directors of the company, which notice shall specify the grounds for such termination.


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                  (d) Upon any  termination  under Section  5(a),  the Company's obligation to make payments under Section 3 shall terminate 30 days after such notice is given and the Company thereupon shall have no further obligations to Consulting Firm whatsoever, other than reimbursement of expenses under Section 4 for expenses incurred prior to such termination and payment of any accrued and payable Current Compensation, Deferred Compensation and Contingent Compensation. Upon any termination under Section 5(b), the Company's obligation to make payments under Section 3 shall terminate upon the death or disability of the
Designated   Consultant  and  the  Company   thereupon  shall  have  no  further
obligations to Consulting Firm whatsoever, other than reimbursement of expenses under Section 4 for expenses incurred prior to such termination and payment of
any  accrued  and  payable  Current  Compensation,   Deferred  Compensation  and
Contingent Compensation. Upon any termination under Section 5(c), the Company's obligation to make payments under Section 3 shall terminate immediately upon giving notice to Consulting Firm and the Company thereupon shall have no further obligations to Consulting Firm whatsoever, other than reimbursement of expenses under Section 4 for expenses incurred prior to such termination and payment of
any  accrued  and  payable  Current  Compensation,   Deferred  Compensation  and
Contingent Compensation.
         6.       Withholding of Taxes.
                  Payment of all taxes on compensation paid under this Agreement shall be the sole liability and responsibility of the Consulting Firm, provided, however, if any tax or other laws or regulations require the Company to withhold any amounts from compensation paid under this Agreement to the Consulting firm, or its assignee, such amounts may be so withheld.
         7.       Records and Reports.
                  The Consulting Firm hereby agrees to render to the Company such reports of the activities undertaken by it or conducted under its direction during the term of this Agreement as the Company may reasonably request.
         8.       Covenant Not to Compete.
                  (a) The Consulting Firm covenants and agrees that during the term of this Agreement it will not, directly or indirectly, whether as principal, agent, officer, director, partner, employee, independent contractor, consultant, stockholder, licensor or otherwise, alone or in association with any other person, firm, corporation or other business organization, carry on, or be engaged, concerned or take part in, or render services or advice to, or own, share in the earnings of or invest in the stock, bonds or other securities of any person, firm, corporation or other business organization engaged in the United States of America in the business of designing, assembling and marketing hyperthermia treatment systems for cancer, other tumors, and prostate disorders, except

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for any joint venture partner of the Company;  provided,  however,  that each of the Consulting Firm and the Designated Consultant may invest in stocks, bonds or other securities of any business organization which is in competition with the Company or any of its Affiliate (but without otherwise participating in such business) if (i) such investment would not in any way limit the transaction of business by the Company or any of its Affiliates by virtue of any law, regulation, or administrative practice and (ii) such stock, bonds or other securities are listed on a national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and such investment in any class of such securities does not exceed 1% of the outstanding shares of such class or 1% of the aggregate principal amount of such class outstanding, as the case may be.
                  (b) The Consulting Firm hereby agrees that the covenants contained in Section are reasonable and valid. If for any reason any court of competent jurisdiction shall have deemed the provisions of Section unreasonable in duration or in geographic scope or otherwise unenforceable, the prohibitions herein contained shall be restricted to such time and geographic areas or shall otherwise be reformed in such manner as the curt determines to be reasonable.
         9.       Confidential Information.
                  The Consulting Firm and the Designated Consultant agree to execute and be bound by a confidentiality agreement substantially similar to that executed by employees of the Company.
         10.      Ownership of Trade Secrets.
                  If, during the term of this Agreement, the Consulting Firm or any of its employees conceives, devises or develops any trade secret, invention, improvement, formula, design, process, patent, patent application or writing, or any program, system, or novel technique based upon technology or information derived from the Company (whether or not capable of being trademarked,
copyrights   or  patented)   ("Proprietary   Information"),   such   Proprietary
Information shall be and remain the property of the Company. Provided, however, Proprietary Information shall not include U.S. Patent Application Serial No. 08/703648 and any other proprietary information developed by Consulting Firm or Designated Consultant with Vladislav Oleynik and/or Vladimir Popov, so long as on or before December 31, 1997, the parties achieve a satisfactory resolution of the Company's $40,000 investment in the patent and related technology.
         11.      Compliance with other Agreements.
                  The Consulting Firm hereby represents and warrants to the Company that the execution and delivery of this Agreement by the Consulting Firm and the performance of its obligations hereunder will not, with or without the giving of notice

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or the passage of time, (a) violate any judgment,  writ,  injunction or order of any court, arbitrator or governmental agency applicable to the Consulting Firm or (b) conflict with, result in the breach of any provision of, or the termination of, or constitute a default under, any agreement to which the Consulting Firm is a party or by which the Consulting Firm is or may be bound.
         12.      Remedies.
                  In the event that any action shall be brought by the Company or the Consulting Firm to restrain any breach or threatened breach of any provision of this Agreement, the Company and the Consulting Firm hereby agree that the prevailing party shall be reimbursed by the non-prevailing party for all costs and expenses, including reasonable lawyers' fees, incurred by the prevailing party by reason of such breach or threatened breach.
         13.      Binding Effect; Assignment.
                  This Agreement shall inure to the benefit of, and shall be binding upon, the Company and the Consulting Firm and their respective successors,  assigns,  heirs  and  legal  representatives,  including  any firm, corporation  or other  business  organization  with  which  the  Company  or the
Consulting   Firm  may  merge  or  consolidate  or  to  which  it  may  transfer substantially all of its assets.
         14.      Severability.
                  The provisions of this Agreement are severable and if any provision of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of such provision and this Agreement, except to such extent or in such application, shall not be affected thereby, and each and every provision of this Agreement shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.
         15.      Amendments and Waivers.
                  This  Agreement  may not be modified  or amended  except by an
instrument  or   instruments  in  writing  signed  by  the  party  against  whom enforcement of any such modification or amendment is sought. Either the Company or the Consulting Firm may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.
         16.      Notice.
                  Any notice, demand, approval or other communication which may be or is required to be given under this Agreement shall be in writing and shall be deemed to have been given on the earlier of the day actually received or on the close of business

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on the fifth  business day next  following the day when  deposited in the United
States mail, postage prepaid, registered or certified, addressed to the Company or the Consulting Firm at their respective address set forth below or such other address as such party may specify by notice given pursuant to this Section :
                  If to the Consulting Firm:
                  NACE Resources, Inc.
                  2323 Sheridan Road
                  Highland Park, IL  60035
                  Attn: Stuart Fuchs

                  with a copy (which shall not constitute notice) to:

                  Altheimer & Gray
                  10 South Wacker Drive
                  Chicago, IL  60606
                  Attn: Norman M. Gold

                  If to the Company:

                  Cheung Laboratories, Inc.
                  10220-1 Old Columbia Road
                  Columbia, MD  21046-1705
                  Attn: Dr. Augustine Cheung

                  with a copy (which shall not constitute notice) to:

                  Ballard Spahr Andrews & Ingersoll
                  201 S. Main Suite 1200
                  Salt Lake City, UT  84111
                  Attn: Richard Beard

         17.      Section and Other Headings.
                  The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

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         18.      Entire Agreement.
                  This Agreement contains the entire agreement between the Company and the Consulting Firm pertaining to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the Company and the Consulting Firm with respect to the subject matter hereof.
         19.      Governing Law.
                  This Agreement shall be construed and governed in accordance with the law of the State of Illinois, without giving effect to the conflict of laws principles thereof.

         20.      Counterparts.
                  This Agreement may be executed in counterparts.

         IN WITNESS WHEREOF, the Company and the Consulting Firm have executed this Agreement as of the date first above written.
                                        CHEUNG LABORATORIES, INC.

                                        By:____________________________
                                            Name:______________________
                                            Title:_____________________


DESIGNATED CONSULTANT                       NACE RESOURCES, INC.



By:____________________                     By:____________________
   Stuart Fuchs                                Stuart Fuchs, President



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